    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 2001
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               OCEAN ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                          74-1764876
    (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

       1001 FANNIN, SUITE 1600                                     77002
           HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

                   OCEAN ENERGY, INC. RETIREMENT SAVINGS PLAN
                 OCEAN ENERGY, INC. RETIREMENT SAVINGS PLUS PLAN
                  OCEAN ENERGY, INC. SUPPLEMENTAL BENEFIT PLAN
             OCEAN ENERGY, INC. OUTSIDE DIRECTORS DEFERRED FEE PLAN
                            (Full title of the plan)

                                ROBERT K. REEVES
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               OCEAN ENERGY, INC.
                             1001 FANNIN, SUITE 1600
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 265-6000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                  T. MARK KELLY
                             VINSON & ELKINS L.L.P.
                       2300 FIRST CITY TOWER, 1001 FANNIN
                            HOUSTON, TEXAS 77002-6760

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
          TO BE REGISTERED(1)              REGISTERED(2)        PER SHARE            PRICE(3)             FEE
------------------------------------------------------------------------------------------------------------------
Plan Interests......................
Common Stock, $0.10 par value (3) ..
    Total...........................       $40,000,000             100%             $40,000,000          $9,560
==================================================================================================================

(1) The obligations of the registrant to pay deferred compensation in the future in accordance with the terms of the plans listed above.

(2) The amount to be registered is estimated solely for the purpose of calculating the amount of the registration fee and includes such indeterminate number of shares of the registrant's Common Stock as may be issued at indeterminate prices from time to time as one of the various investment options for participants in the plans listed above.

(3) Includes associated preferred stock purchase rights. The rights are not currently separable from the shares of common stock and are not currently exercisable.

                             INTRODUCTORY STATEMENT

         We are filing this Registration Statement because of the uncertainty as to whether the plan interests under the plans to which this Registration Statement relates would or should be considered "securities" or be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The filing of this Registration Statement is not an admission by us that such plan interests are securities or are subject to the registration requirements of the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC on March 21, 2001;

         (b) The Registrant's Quarterly Reports on Form 10-Q filed with the SEC on May 3, 2001, August 2, 2001 and October 31, 2001;

         (c) The Registrant's Current Reports on Form 8-K filed with the SEC on March 22, 2001, May 14, 2001 and September 28, 2001;

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on May 23, 2001 as amended by the amendment thereto filed with the SEC on July 30, 2001;

         (e) The description of the Registrant's Series A Junior Participating Preferred Stock and related rights contained in the Registration Statement on Form 8-A/A filed with the SEC on December 17, 2001.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         J. Evans Attwell serves as a director of the Registrant. Mr. Attwell is retired managing partner of Vinson & Elkins L.L.P., counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors or any person, who while serving as an officer or director, is or was serving at the request of the Registrant as a director, officer, employee or agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent permitted by law, and that the Registrant may indemnify its employees or agents. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware.

         The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act. The Registrant currently has secured such insurance on behalf of its officers and directors.

         Reference is also made to Article VII of the Certificate of Incorporation of the Registrant, which was adopted by the Registrant's shareholders on May 9, 2001 and which provides as follows:

         "ARTICLE VII. LIMITED, LIABILITY OF DIRECTORS. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article VII shall be prospective only, and neither the amendment, modification nor repeal of this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time."


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER              DESCRIPTION
       -------             -----------

         4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on May 14, 2001) (the "Reincorporation 8-K").

         4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Reincorporation 8-K).

         4.3 Amended and Restated Rights Agreement, dated March 17, 1989, as amended effective June 13, 1992 and amended and restated as of December 12, 1997, between the Ocean Energy, Inc. (formerly Seagull Energy Corporation), a Texas corporation ("OEI-Texas"), and BankBoston, N.A. (as successor to NCNB Texas National
                           Bank)(filed as Exhibit 2 to OEI-Texas's Current Report on Form 8-K dated December 15, 1997 and incorporated herein by reference).

         4.4 Amendment No. 1 to Amended and Restated Rights Agreement dated November 24, 1998, between OEI-Texas and BankBoston, N.A. (filed as Exhibit 4.1 to OEI-Texas's Current Report on Form 8-K filed on December 1, 1998 and incorporated herein by reference).

         4.5 Amendment No. 2 to Amended and Restated Rights Agreement dated March 10, 1999, between OEI-Texas and BankBoston, N.A. (filed as Exhibit 4.1 to OEI-Texas's Current Report on Form 8-K filed on March 12, 1999 and incorporated herein by reference)

         4.6 Amendment No. 3 to Amended and Restated Rights Agreement dated May 19, 1999, between OEI-Texas and BankBoston, N.A. (filed as Exhibit 4.1 to OEI-Texas's Current Report on Form 8-K filed on May 21, 1999 and incorporated herein by reference).

         4.7 Amendment No. 4 to Amended and Restated Rights Agreement dated May 19, 2000, between OEI-Texas and Fleet National Bank (f/k/a BankBoston, N.A.) (filed as Exhibit 4.1 to OEI-Texas's Current Report on Form 8-K filed on May 22, 2000 and incorporated herein by reference).

         4.8 Amendment No. 5 to Amended and Restated Rights Agreement dated May 9, 2001, among the Registrant, OEI-Texas and Fleet National Bank (f/k/a BankBoston, N.A.) (filed as Exhibit 4.4 to the Reincorporation 8-K and incorporated herein by reference).

         4.9 Amendment No. 6 to Amended and Restated Rights Agreement, dated December 12, 2001, among the Registrant, Fleet National Bank and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 7 to the Registrant's Registration Statement on Form 8-A/A filed on December 17, 2001).

         4.10 Ocean Energy, Inc. Retirement Savings Plan, as amended and restated effective January 1, 2001, as amended by the First Amendment thereto (filed herewith).

         4.11 Ocean Energy, Inc. Retirement Savings Plus Plan dated September 29, 2000 (formerly Ocean Energy, Inc. Excess Benefit Plan and incorporated by reference to the Registrant's Quarterly Report of Form 10-Q for the quarter ended September 30, 2000).

         4.12 Ocean Energy, Inc. Supplemental Benefit Plan, as amended and restated effective July 1, 2001 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

         4.13 Ocean Energy, Inc. Outside Directors Deferred Fee Plan, as amended and restated effective July 1, 2001 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

         5.1               Opinion of Vinson & Elkins L.L.P. (filed herewith).

         23.1 Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1).

         23.2 Consent of KPMG LLP, Independent Auditors (filed herewith).

         23.3 Consent of Arthur Andersen LLP, Independent Public Accountants (filed herewith).

         24.1              Power of Attorney (filed herewith).


ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 17, 2001.

                                       OCEAN ENERGY, INC.



                                       By: /s/ James T. Hackett
                                          --------------------------------------
                                          James T. Hackett
                                          Chairman, President and Chief
                                          Executive Officer

         The undersigned directors and officers of Ocean Energy, Inc. hereby constitute and appoint William L. Transier and Robert K. Reeves and each of them, with full power to act without the other and with full power of substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on December 17, 2001.

SIGNATURE                                       TITLE
---------                                       -----
/s/ James T. Hackett                            Chairman, President and Chief Executive Officer
---------------------------------------         (Principal Executive Officer)
    James T. Hackett


/s/ William L. Transier                         Executive Vice President and Chief Financial Officer
---------------------------------------         (Principal Financial Officer)
    William L. Transier


/s/ Robert L. Thompson                          Vice President and Controller
---------------------------------------         (Principal Accounting Officer)
    Robert L. Thompson


/s/ J. Evans Attwell                            Director
---------------------------------------
    J. Evans Attwell



/s/ John B. Brock                               Director
---------------------------------------
    John B. Brock



/s/ Milton Carroll                              Director
---------------------------------------
    Milton Carroll

SIGNATURE                                       TITLE
---------                                       -----
/s/ Thomas D. Clark, Jr.                        Director
---------------------------------------
    Thomas D. Clark, Jr.


/s/ Peter J. Fluor                              Director
---------------------------------------
    Peter J. Fluor


/s/ Barry J. Galt                               Director
---------------------------------------
    Barry J. Galt


/s/ Wanda G. Henton                             Director
---------------------------------------
    Wanda G. Henton


/s/ Robert L. Howard                            Director
---------------------------------------
    Robert L. Howard


/s/ Elvis L. Mason                              Director
---------------------------------------
    Elvis L. Mason


/s/ Charles F. Mitchell, M.D.                   Director
---------------------------------------
    Charles F. Mitchell, M.D.


                                                Director
---------------------------------------
    David K. Newbigging



/s/ Dee S. Osborne                              Director
---------------------------------------
    Dee S. Osborne

                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER            DESCRIPTION
         ------            -----------
         4.1               Certificate of Incorporation of the Registrant
                           (incorporated by reference to Exhibit 4.1 to the
                           Registrant's Current Report on Form 8-K, filed with
                           the SEC on May 14, 2001) (the "Reincorporation 8-K").

         4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Reincorporation 8-K).

         4.3               Amended and Restated Rights Agreement, dated March
                           17, 1989, as amended effective June 13, 1992 and amended and restated as of December 12, 1997, between the Ocean Energy, Inc. (formerly Seagull Energy
                           Corporation), a Texas corporation ("OEI-Texas"), and BankBoston, N.A. (as successor to NCNB Texas National
                           Bank)(filed as Exhibit 2 to OEI-Texas's Current
                           Report on Form 8-K dated December 15, 1997 and incorporated herein by reference).

         4.4               Amendment No. 1 to Amended and Restated Rights
                           Agreement dated November 24, 1998, between OEI-Texas and BankBoston, N.A. (filed as Exhibit 4.1 to
                           OEI-Texas's Current Report on Form 8-K filed on
                           December 1, 1998 and incorporated herein by reference).

         4.5               Amendment No. 2 to Amended and Restated Rights
                           Agreement dated March 10, 1999, between OEI-Texas and
                           BankBoston, N.A. (filed as Exhibit 4.1 to OEI-Texas's
                           Current Report on Form 8-K filed on March 12, 1999 and incorporated herein by reference)

         4.6               Amendment No. 3 to Amended and Restated Rights
                           Agreement dated May 19, 1999, between OEI-Texas and
                           BankBoston, N.A. (filed as Exhibit 4.1 to OEI-Texas's
                           Current Report on Form 8-K filed on May 21, 1999 and incorporated herein by reference).

         4.7               Amendment No. 4 to Amended and Restated Rights
                           Agreement dated May 19, 2000, between OEI-Texas and
                           Fleet National Bank (f/k/a BankBoston, N.A.) (filed as Exhibit 4.1 to OEI-Texas's Current Report on Form
                           8-K filed on May 22, 2000 and incorporated herein by reference).

         4.8               Amendment No. 5 to Amended and Restated Rights
                           Agreement dated May 9, 2001, among the Registrant,
                           OEI-Texas and Fleet National Bank (f/k/a BankBoston,
                           N.A.) (filed as Exhibit 4.4 to the Reincorporation
                           8-K and incorporated herein by reference).

         4.9               Amendment No. 6 to Amended and Restated Rights
                           Agreement, dated December 12, 2001, among the
                           Registrant, Fleet National Bank and EquiServe Trust
                           Company, N.A. (incorporated by reference to Exhibit 7 to the Registrant's Registration Statement on Form
                           8-A/A filed on December 17, 2001).

         4.10 Ocean Energy, Inc. Retirement Savings Plan, as amended and restated effective January 1, 2001, as amended by the First Amendment thereto (filed herewith).

         4.11              Ocean Energy, Inc. Retirement Savings Plus Plan dated
                           September 29, 2000 (formerly Ocean Energy, Inc.
                           Excess Benefit Plan and incorporated by reference to
                           Exhibit 10.24 to the Registrant's Quarterly Report of
                           Form 10-Q for the quarter ended September 30, 2000).

         4.12 Ocean Energy, Inc. Supplemental Benefit Plan, as amended and restated effective July 1, 2001
                           (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

         4.13              Ocean Energy, Inc. Outside Directors Deferred Fee
                           Plan, as amended and restated effective July 1, 2001
                           (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

         5.1               Opinion of Vinson & Elkins L.L.P. (filed herewith).

         23.1 Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1).

         23.2 Consent of KPMG LLP, Independent Auditors (filed herewith).

         23.3              Consent of Arthur Andersen LLP, Independent Public
                           Accountants (filed herewith).

         24.1              Power of Attorney (filed herewith).